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                                     EX-23.2


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                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus constituting part of the registration statement on Form S-8 for FC Banc Corp. 1997 Stock Option and Incentive Plan of our report dated February 7, 1997 on the consolidated financial statements of FC Banc Corp., which report is included in FC Banc Corp.'s 1996 Annual Report on Form 10-KSB.

                              /s/ Robb, Dixon, Francis, Davis, Oneson & Company
                              ---------------------------------
                              Robb, Dixon, Francis, Davis, Oneson & Company

Granville, Ohio
April 23, 1997